                                                                    Exhibit 99.1

                        Form 4 Joint Filer Information

Name: Brian Potiker

Address: c/o HSP Group, LLC, 433 N. Camden, Suite 810, Beverly Hills, CA 90210

Designated Filer: SMP Investments I, LLC ("SMP")

Issuer & Ticker Symbol: First Physicians Capital Group, Inc. (TISG.OB)

Date of Event Requiring Statement: October 30, 2009

Note: The securities of the issuer beneficially owned by SMP and reflected on this Form 4 may be deemed to be indirectly beneficially owned by Mr. Potiker, in his capacity as a manager of SMP with sole power to vote and dispose of such securities.

Signature:  /s/ Brian Potiker
            -----------------
            Brian Potiker